Exhibit 3

Execution Version

PRIVATE AND CONFIDENTIAL

JOYY INC. (“JOYY”)
Building B-1, North Block of Wanda Plaza, No. 79 Wanbo 2nd Road,
Panyu District, Guangzhou 511442 The People’s Republic of China Attn: Bing Jin

ALL WORTH LIMITED (“Allworth”)
ORIENTAL LUCK INTERNATIONAL
LIMITED (“Oriental Luck”, together with Allworth, the “Dong SPYs”)
Building A3, E-Park
280 Hanxi Road
Panyu District, Guangzhou 511446
People’s Republic of China Attn: Rongjie Dong (“Mr. Dong”)

LINEN INVESTMENT LIMITED

Tencent Binhai Towers
No.33 Haitian 2nd Road, Nanshan District Shenzhen, P. R. China 518054
Attn: Mergers and Acquisitions Department

To: HUYA INC. (the “Company”)
Building A3, E-Park

280 Hanxi Road

Panyu District, Guangzhou 511446

People’s Republic of China
Attn: Catherine Liu

Re: Transfer restrictions

April 3, 2020

Dear Sirs,

1.

Reference is made to the Shareholders Agreement (as amended, restated or otherwise modified from time to time, the “SHA”) by and among JOYY, Mr. Dong, the Dong SPVs, Tencent, the Company, and certain other investors dated March 8, 2018. All capitalized terms used but not otherwise defined in this letter agreement shall have the same meaning attributed to such term in the SHA.

2.

ln consideration of each of the parties to this letter agreement complying with their respective obligations under this letter agreement, each of JOYY, the Dong SPVs and Tencent agrees and acknowledges that:

(a)

for so long as Tencent and its Affiliates hold 95% of the Series B Preferred Shares Tencent acquired at the Closing (taking into account Equity Securities issued upon conversion thereof), Tencent shall have a veto right on any proposed transaction that would constitute a Deemed Liquidation Event with, issuance and sale of any Equity Securities of any Group Company by such Group Company to, and sale by JOYY, the Dong SPVs of any Equity Securities of any Group Company to any of the persons listed in the schedule attached hereto; and

(b)

The Transfer restrictions under this letter agreement shall only apply to privately negotiated transactions and shall in no event restrict the parties’ ability to conduct such transactions in the public market.

3.	Each of the signatories to this letter agreement hereby acknowledges and agrees to the contents of this letter agreement.
4.

This letter agreement may be executed in any number of counterparts (including by electronic communications), each of which shall be an original, but all of which together shall constitute one instrument.

5.

The provisions of Sections 17.12 (Confidentiality), Sections 18.5 (Governing Law). 18.6 (Dispute Resolution), 18.7 (Notices), 18.9 (Rights Cumulative; Specific Performance), 18.10 (Successor Indemnification), 18.11 (Severability), 18.12 (Amendments and Waivers), 18.13 (No Waiver), 18.14 (Delays or Omissions). 18.15 (No Presumption) and 18.16 (Counterparts) of the SHA are incorporated by reference and shall apply mutatis mutandis to this letter agreement.

6.	The parties hereto acknowledge that this letter agreement amends, restates, supersedes and replaces in its entirety that certain letter agreement between the parties hereto dated May 9, 2018.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this letter agreement to be executed as of the first date above written.

HUYA INC.

By:	/s/ Rongjie Dong
Name:	Rongjie Dong
Title:	Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the undersigned have caused this letter agreement to be executed as of the first date above written.

JOYY INC.

By:	/s/ David Xueling Li
Name:	David Xueling Li
Title:	Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the undersigned have caused this letter agreement to be executed as of the first date above written.

ORIENTAL LUCK INTERNATIONAL LIMITED

By:	/s/ Rongjie Dong
Name:	Rongjie Dong
Title:	Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the undersigned have caused this letter agreement to be executed as of the first date above written.

ALL WORTH LIMITED

By:	/s/ Rongjie Dong
Name:	Rongjie Dong
Title:	Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the undersigned have caused this letter agreement to be executed as of the first date above written.

LINEN INVESTMENT LIMITED

By:	/s/ Huateng Ma
Name:	Huateng Ma
Title:	Authorized Signatory

[Signature Page to Letter Agreement]